EXHIBIT 99.1



NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, JAPAN OR AUSTRALIA.

15 February 2000

Joint  announcement  by  Cable  and  Wireless  plc  ("Cable  &  Wireless"),  NTL
Incorporated   ("NTL")   (NASDAQ  AND   EASDAQ:   NTLI)  and  Cable  &  Wireless
Communications plc ("CWC")

                      POSTING OF TRANSACTION DOCUMENTATION


1.    INTRODUCTION

     On 26 July 1999, Cable & Wireless, NTL and CWC announced:


     (a) the proposed separation of CWC into its corporate, business, Internet protocol and wholesale operations ("CWC DataCo") and its residential cable, business cable, indirect residential telephony, residential Internet and digital television development and services businesses ("CWC ConsumerCo");


     (b) the proposed indirect acquisition by Cable & Wireless of the 47.3 per cent interest in CWC DataCo which is not currently attributable to it (thereby achieving 100 per cent ownership of CWC DataCo) (the "Cable & Wireless Acquisition"); and


     (c) the proposed indirect acquisition by NTL of CWC ConsumerCo (the "NTL Acquisition" and, together with the proposed separation of CWC and the Cable & Wireless Acquisition, the "Transaction").

The directors of Cable & Wireless, NTL and CWC are now pleased to announce that the shareholder and other public documentation relevant to the Transaction, in particular the documents required to solicit various shareholder and bondholder consents, has been posted yesterday to holders of relevant securities of Cable & Wireless, NTL and CWC.

This press release sets out information regarding the current value of the proposals, the mix and match facility, the expected timetable of principal events and certain other matters referred to in the documents.

The parties would draw to shareholders' attention the fact that the Transaction remains conditional upon various matters and, in particular, the competition clearances relating to the NTL Acquisition and France Telecom's investment in NTL, further details of which are described in paragraph 3 below. Accordingly, there can be no certainty that the Transaction will proceed according to the expected timetable of principal events set out below.



2.    SUMMARY OF AND CURRENT VALUATION OF THE PROPOSALS TO CWC SHAREHOLDERS

Pursuant to the Transaction, a holder of 100 CWC Shares (other than Cable & Wireless) at the Dealings Record Time (and so on in proportion to this amount) will be entitled to receive 46.250 Cable & Wireless Shares and 5.672031 NTL Shares and (UK Pound) 190.18 in cash at Completion. These figures take into account the stock splits effected by NTL on 7 October 1999 and 3 February 2000. The number of new Cable & Wireless Shares and the number of new NTL Shares to be issued is subject to adjustment in certain circumstances. The terms of the NTL Acquisition include a mix and match facility (the possible effects of which are not reflected in the table below).

As at 4 February 2000, the latest practicable date before the printing of the documentation posted yesterday, the Transaction valued each CWC Share as follows:

        Consideration per CWC    For interest in CWC      For interest in CWC      Total per CWC Share
        Share                    DataCo                   ConsumerCo

        - in shares              604.03p                  344.37p                  948.39p
         - cash                  Nil                      190.18p                  190.18p
        Total                    ---------------------    -------------------      -----------------------
                                 604.03p                  534.55p                  1138.57p

The Cable & Wireless Acquisition therefore places an equity value* on CWC DataCo of approximately (UK Pound) 9.0 billion and the NTL Acquisition places an equity value* on CWC ConsumerCo of approximately (UK Pound) 8.0 billion, and the Acquisitions together place an equity value* of approximately (UK Pound) 17.1 billion on CWC's fully diluted share capital as at 4 February 2000 (compared with approximately (UK Pound) 4.5 billion at the close of business on 28 April 1997, the first day that CWC was listed on the London Stock Exchange). The Acquisitions represent a 60.7 per cent. premium to the closing middle market quotation of a CWC Share on 4 May 1999 (the last business day before the announcement by CWC that it was in discussions which could involve, inter alia, an offer for CWC) and an 81.6 per cent. premium to the closing middle market quotation on 5 May 1999 (the day on which CWC announced its preliminary results for the year ended 31 March 1999).


3.    UK COMPETITION ISSUES

The parties draw to shareholders' attention the fact that the Transaction remains conditional upon various matters and, in particular, the competition clearances relating to the NTL Acquisition and France Telecom's investment in NTL, further details of which are described below. Accordingly, there can be no certainty that the Transaction will proceed on the indicative timetable set out below.

On 12 November 1999, the Secretary of State for Trade and Industry announced that the NTL Acquisition of CWC ConsumerCo would be referred to the Competition Commission under the provisions of the Fair Trading Act 1973, despite the contrary recommendation of the Director-General of Fair Trading.

After a period of information gathering, and having heard evidence and representations, the Competition Commission will complete its report on whether the NTL Acquisition operates, or may be expected to operate, against the public interest. The Competition Commission is due to report to the Secretary of State for Trade and Industry by 25 February 2000 but it can request, once only, that the Secretary of State extend this report date by up to three months. The Secretary of State considers the report, which is delivered to him in confidence, takes the advice of the Director-General of Fair Trading, and publishes the report, having deleted any confidential material. There is no prescribed period of time in which the Secretary of State is required to publish the report. At the same time as publication of the report, the Secretary of State announces what action, if any, he proposes to take in light of the Competition Commission's conclusions. It is only if the Competition Commission concludes that the NTL Acquisition may be expected to operate against the public interest that the Secretary of State has the power to block the NTL Acquisition or require certain actions of the parties (such as the divestment of operations or behavioural undertakings). If the report is favourable, the NTL Acquisition must be allowed to proceed.

* "equity value" excludes the impact of net debt. The CWC DataCo equity value is based on the closing middle market quotation for a Cable & Wireless Share, whilst the CWC ConsumerCo equity value is based on the closing sales price for an NTL Share as at 4 February 2000 (the latest practicable date before the printing of the documentation posted yesterday) plus the payment of (UK Pound) 2.85 billion in cash.

On 16 December 1999, the Secretary of State announced that the issue of NTL Shares to France Telecom S.A. pursuant to the France Telecom Investment Agreement would not be referred to the Competition Commission, subject to certain undertakings relating to the divestiture of specified assets which France Telecom holds in the United Kingdom being agreed with France Telecom. It is a condition of the France Telecom Investment Agreement that such undertakings shall be acceptable to, and given by, France Telecom. France Telecom is currently in negotiations with a view to giving undertakings to divest those assets in order for its investment in NTL to be cleared by the UK competition authorities.

The parties to the Transaction have, with the consent of the Panel on Takeovers and Mergers, agreed that the competition clearances relating to the NTL Acquisition and France Telecom's investment in NTL, and the approval by the Secretary of State for Trade and Industry pursuant to the special share which he holds in Cable & Wireless (which was received on 10 February 2000), should not be pre-conditions to the posting of documents to CWC Shareholders but that they will instead be conditions to the implementation of the Scheme (forming part of the Transaction). The Secretary of State has said that his approval pursuant to the special share is without prejudice to the outcome of the Competition Commission's investigation or to his consideration of the Competition Commission's advice.


4.    EXPECTED TIMETABLE OF PRINCIPAL EVENTS(1)

Set out below is an expected timetable of principal events relating to the Transaction. The dates may vary as indicated above and in the notes set out below. In particular, your attention is drawn to paragraph 3 above which describes the timetable for the Competition Commission's review process which may affect the expected timetable of principal events.

10.00 a.m. on 13 March   Cable & Wireless Extraordinary General Meeting

11.00 a.m. on 14 March   Meetings of Sterling Bondholders(2)

11.30 a.m. on 16 March   Court Meeting of Independent CWC Shareholders

11.35 a.m. on 16 March   CWC Extraordinary General Meeting(3)

17 March                 Earliest date for despatch of Mix and Match Election
                         Forms to CWC Shareholders

21 March NTL stockholder vote to approve the France Telecom investment

28 March NTL stockholder vote to approve the issue of NTL shares to CWC Holdings shareholders(4)

3 April                  Court hearing of petition to sanction the Scheme (5)

6.00 p.m. on 3 April     Dealings Record Time - Last time for dealings of CWC Shares (6)

4 April                  Effective date for the Scheme (6)

6.00 p.m. on 11 April    CWC Holdings Capital Reduction Record Time (7)

12 April                 Court hearing of petition to confirm the CWC Holdings Capital
                         Reduction (8)

13 April                 Effective date for the CWC Holdings Capital Reduction (7)

6.00 p.m. on 13 April    Latest time for receipt of completed Mix and Match Election
                         Forms

19 April                 Completion (9)

20 April                 Commencement of dealings in the new Cable & Wireless Shares and the new NTL Shares (9)

By 4 May Despatch of new Cable & Wireless Share certificates, new NTL Share certificates and cash or, as applicable, settlement in CREST in respect of Cable & Wireless Shares and cash (9)

     Notes:

     All times are London times unless otherwise stated.

     (1) All references to expected dates in this document should be read in conjunction with this timetable and the notes hereto.

     (2) The meeting of the holders of the Sterling Bonds due 2005 will be held at 11.00 a.m. and the meeting of the holders of the Sterling Bonds due 2017 will be held at 11.15 a.m. on the same day or as soon thereafter as the meeting of the holders of the Sterling Bonds due 2005 is adjourned or concluded.

     (3) To commence at the time fixed or, if later, immediately following the conclusion or adjournment of the Court Meeting.

     (4) The meeting will be adjourned if necessary until such later time as the conditions relating to both (i) the competition clearances of the NTL Acquisition and France Telecom's investment in NTL and (ii) NTL stockholder approval of the France Telecom investment, have been satisfied.

     (5) This date is indicative only and will depend on satisfaction of all conditions to the Scheme (as set out in the Transaction Agreement including, in particular, the outcome of the competition clearances relating to the NTL Acquisition and France Telecom's investment in
          NTL) and the likelihood of being able to satisfy the closing conditions of the Transaction Agreement.

     (6) This date is indicative only and will depend on the date on which the Court sanctions the Scheme, whether the Sterling Bond Proposals are approved by Sterling Bondholders and the likelihood of being able to satisfy the closing conditions of the Transaction Agreement.

     (7) This date is indicative only and will depend on whether the Sterling Bond Proposals are approved, the date on which the Scheme becomes effective and the likelihood of being able to satisfy the closing conditions of the Transaction Agreement.

     (8) This date is indicative only and will depend on whether the Sterling Bond Proposals are approved, the date on which the Scheme becomes effective, satisfaction of certain conditions of the Transaction Agreement and the likelihood of being able to satisfy the closing conditions of the Transaction Agreement.

     (9) This date is indicative only and will depend on whether the Sterling Bond Proposals are approved, the date on which the CWC Holdings Capital Reduction becomes effective, satisfaction of the closing conditions of the Transaction Agreement and, if exercised, the date of exercise of either the NTL Call Option or the Cable & Wireless Put Option.


Under the Transaction Agreement, one of the closing conditions is that Completion must occur within 135 days of the NTL Acquisition Stockholder Approval. On the expected timetable of principal events, this would require Completion to occur on or before 10 August 2000 assuming the above approval is obtained when expected. In addition, the Transaction (as currently contemplated) will not be completed if Completion has not occurred by midnight on 31 March 2001.

5.    MIX AND MATCH FACILITY

The terms of the NTL Acquisition include a Mix and Match Facility which, subject to the aggregate amount of cash payable by NTL and the aggregate number of new NTL Shares being issued remaining the same, will allow CWC Shareholders to elect to receive a greater or lesser component of cash or new NTL Shares than they would otherwise be entitled to receive as consideration for their interest in CWC ConsumerCo.

Independent CWC Shareholders who elect to receive additional NTL Shares under the Mix and Match Facility will be entitled to receive up to their entire entitlement to consideration in respect of the NTL Acquisition in NTL Shares (thereby decreasing their entitlement to cash). This is because Cable & Wireless has agreed (and therefore will be deemed) to elect to receive cash to the extent necessary (after taking into account elections under the Mix and Match Facility from Independent CWC Shareholders to receive additional cash) to make sufficient NTL Shares available for this purpose.

Bell Atlantic (which indirectly holds 18.6 per cent. of the CWC Shares already in issue through the Bell Atlantic Subsidiaries) has agreed to procure that the Bell Atlantic Subsidiaries will elect to receive only NTL Shares and no cash under the Mix and Match Facility for their interest in CWC ConsumerCo. Cable & Wireless has agreed that the cash to which the Bell Atlantic Subsidiaries would otherwise have been entitled will first be made available to those Independent CWC Shareholders who wish to elect under the Mix and Match Facility to increase the cash component of their entitlement to consideration (thereby decreasing their entitlement to NTL Shares). This will enable Independent CWC Shareholders who elect to receive additional cash under the Mix and Match Facility to receive a minimum of 312.5 pence in cash per CWC Share (based on CWC's fully diluted share capital as at 4 February 2000).

To the extent that the Independent CWC Shareholders do not have their elections to receive additional cash satisfied in full as a result of offsetting such elections against the cash foregone by the Bell Atlantic Subsidiaries' elections to receive their consideration for the NTL Acquisition entirely in NTL Shares, such elections under the Mix and Match Facility, together with any election to receive additional cash by Cable & Wireless (which is not a deemed election to enable Independent CWC Shareholders to receive a greater number of NTL Shares), shall be satisfied by offsetting such elections against elections by CWC Shareholders (other than the Bell Atlantic Subsidiaries) to forego cash and to receive additional NTL Shares. To the extent that elections to receive additional NTL Shares are insufficient to satisfy elections to receive additional cash, elections to receive additional cash (including any election by Cable & Wireless which is not a deemed election to enable Independent CWC Shareholders to receive a greater number of NTL Shares) which remain unsatisfied shall be scaled down pro rata and any excess elections shall be deemed to be void in respect of such excess.

To the extent that elections to receive additional cash can be satisfied, CWC Shareholders will receive cash instead of NTL Shares at a rate of (UK Pound)
60.498 per NTL Share (the aggregate cash entitlement of each CWC Shareholder being rounded down to the nearest penny if necessary). Any election to receive additional NTL Shares will be calculated on the same basis. The number of NTL Shares to be issued, and the maximum amount of cash payable by NTL under the terms of the NTL Acquisition, will not be varied as a result of elections under the Mix and Match Facility.

6.    PROPOSED TRANSACTION STRUCTURE

Separation of CWC DataCo and CWC ConsumerCo

CWC will be separated into CWC DataCo and CWC ConsumerCo, so far as practicable prior to the Scheme (referred to below) becoming effective.

CWC Scheme (a new holding company is placed over CWC)

A new holding company, CWC Holdings, will acquire CWC through a scheme of arrangement pursuant to section 425 of the Act (the "Scheme"). Under the Scheme, existing CWC Shares will be cancelled and CWC Shareholders will receive, in place of each CWC Share held by them, one CWC Holdings Share. The Scheme requires, inter alia, the approval of CWC Shareholders and the sanction of the Court ("Court Sanction").

Sale of CWC DataCo to CWC Holdings

Following the Scheme becoming effective, CWC will sell to CWC Holdings a recently incorporated holding company of CWC DataCo ("Caxton"), at book value on terms that the price payable by CWC Holdings is left outstanding and/or for the assumption of a corresponding (or greater) amount of indebtedness of CWC. This sale will be authorised by the Court Sanction.

CWC Holdings Capital Reduction (the transfer of CWC DataCo out of the CWC Holdings group)

By means of a reduction of part of the capital of CWC Holdings (the "CWC Holdings Capital Reduction"), CWC Holdings will transfer Caxton, together with any debt assumed by CWC Holdings from CWC, to another recently incorporated company, C&W (UK) Holdings. In consideration for this, C&W (UK) Holdings will issue C&W (UK) Holdings Shares to existing CWC Holdings Shareholders in proportion to their then existing holdings in CWC Holdings (the "C&W (UK) Holdings Share Issue"). This step requires, inter alia, the approval of the Court.

Acquisition of CWC ConsumerCo by NTL

Under the Transaction Agreement, NTL has granted a put option to Cable & Wireless (the "Cable & Wireless Put Option") and Cable & Wireless has granted a call option to NTL (the "NTL Call Option") for the sale to, and purchase by, NTL of all of Cable & Wireless's shares in CWC Holdings. These options will become exercisable following the Scheme of Arrangement, the CWC Holdings Capital Reduction and the C&W (UK) Holdings Share Issue all becoming effective.

It will be a term of the issue of CWC Holdings Shares that, in the event of completion of either the NTL Call Option or the Cable & Wireless Put Option, CWC Holdings Shares (other than those previously held by Cable & Wireless) will on the later of completion of the NTL Call Option or the Cable & Wireless Put Option and the issue of such CWC Holdings Shares, be transferred automatically to NTL in exchange for the issue and payment by NTL directly to the holders of such CWC Holdings Shares of NTL Shares and cash on the basis described in paragraph 2 above (subject to variation under the Mix and Match Facility as appropriate).

Acquisition of CWC DataCo by Cable & Wireless

It will be a term of the issue of the C&W (UK) Holdings Shares that, in the event of completion of either the NTL Call Option or the Cable & Wireless Put Option, those C&W (UK) Holdings Shares which are not already held by Cable & Wireless will, following such completion, be transferred automatically to Cable & Wireless in exchange for the issue by Cable & Wireless directly to the holders of such C&W (UK) Holdings Shares of Cable & Wireless Shares as described in paragraph 2 above.

Indebtedness of CWC DataCo and CWC ConsumerCo

In addition to the arrangements in relation to CWC's Yankee Bonds and Sterling Bonds described in paragraphs 8 and 9 below, there are various arrangements under the Transaction Agreement pursuant to which:-

     (a)  NTL will  discharge,  refinance  and assume  approximately  (UK Pound)
          1.893 billion of CWC's net indebtedness, plus further debt (of up to (UK Pound) 700 million) to reflect an agreed level of CWC ConsumerCo cash outflow between 31 March 1999 and Completion; and

     (b) Cable & Wireless will discharge, refinance or assume that part of CWC's net indebtedness which is not discharged, refinanced or assumed by NTL.


7.    PRE-CONDITIONS , CONDITIONS AND TERMINATION RIGHTS

Details of the pre-conditions to posting of documentation to CWC Shareholders, conditions to the Scheme and to completion of the Transaction, termination rights and certain other terms were set out in the press release issued on 26 July 1999 and are contained in the documents being posted yesterday. In order to facilitate posting as described above, the parties to the Transaction Agreement have agreed that competition clearances relating to the NTL Acquisition and France Telecom's investment in NTL, the approval by the Secretary of State for Trade and Industry pursuant to the special share which he holds in Cable & Wireless (which was received on 10 February 2000), and NTL stockholder approval of the France Telecom investment should not be pre-conditions to posting but will instead be conditions of the Scheme as described above. The Secretary of State has said that his approval pursuant to the special share is without prejudice to the outcome of the Competition Commission's investigation or to his consideration of the Competition's advice. Save for this, all other pre-conditions to the Transaction Agreement have been satisfied.



8.    YANKEE BOND PROPOSALS


As part of the refinancing of CWC, it is proposed that CWC's US$2.5 billion aggregate principal amount of Yankee Bonds will be prepaid in accordance with their terms. These include a requirement to give 30 days' prior notice of such prepayment. Notice of redemption of the Yankee Bonds, once given, is irrevocable and will not be conditional on Completion. Accordingly, CWC does not expect to issue a notice of redemption to Yankee Bondholders until the Court has sanctioned the Scheme (which is expected to be on 3 April 2000). Cable & Wireless will lend CWC the amount to fund the redemption of the Yankee Bonds, which amount will be repaid by CWC on Completion. If such notice had been given on 4 February 2000 (the latest practicable date prior to the printing of the documentation posted yesterday), CWC would have redeemed the Yankee Bonds on the following basis (in each case excluding any accrued interest):

US$750,000,000 6.375 per cent.      Notes due 2003 US$1,000 per US$1,000 held

US$650,000,000 6.625 per cent.      Notes due 2005 US$1,000 per US$1,000 held

US$400,000,000 6.75 per cent.       Notes due 2008 US$1,013.4 per US$1,000 held

US$700,000,000 6.75 per cent.       Notes due 2008 US$1,014.3 per US$1,000 held

The transfer of CWC DataCo from CWC to CWC Holdings referred to above cannot be completed unless either the Yankee Bonds have been prepaid (which requires 30 days' notice to be given) or CWC has effected covenant defeasance of the Yankee Bonds ("Covenant Defeasance"), in each case in accordance with their terms. In order to effect Covenant Defeasance, CWC is required irrevocably to deposit cash and/or US government securities with the trustee of the Yankee Bonds in an amount sufficient to pay the principal amount of and interest accrued on such Yankee Bonds payable on the date of their redemption. Covenant Defeasance has the effect of terminating the application of the covenants to which the Yankee Bonds are subject, thereby enabling CWC to effect the transfer of CWC DataCo referred to above at an earlier stage of the Transaction than would otherwise be the case.

In order therefore to try to accelerate Completion of the Transaction, CWC intends to effect Covenant Defeasance (as well as serving notice to prepay the Yankee Bonds) once the Scheme has become effective. However, because the deposit of the cash and/or US government securities with the trustee of the Yankee Bonds would constitute the creation of a security interest by CWC for the purposes of its negative pledge under the Sterling Bonds, the consent of Sterling Bondholders of each series will be necessary before CWC can effect Covenant
Defeasance, which consent CWC intends to seek, on the terms set out in its circular to Sterling Bondholders. Absent such consent, the transfer of CWC DataCo to CWC Holdings would be delayed pending, inter alia, the expiry of the 30 day notice period to redeem the Yankee Bonds.

9.    STERLING BOND PROPOSALS

The terms of the trust deeds constituting the Sterling Bonds of each series do not presently permit CWC to redeem either series of Sterling Bonds in the same way as it can the Yankee Bonds (as described in paragraph 8 above). Cable & Wireless and CWC therefore yesterday made separate proposals to the holders (the "Sterling Bondholders") of the (UK Pound) 300,000,000 7.125 per cent. Bonds due 2005 and the (UK Pound) 200,000, 000 7.375 per cent. Bonds due 2017 of CWC (the "Sterling Bonds"), including those necessary to enable Covenant Defeasance (the "Sterling Bond Proposals"). The Sterling Bond Proposals would, amongst other things, result in Mercury, the principal subsidiary of CWC DataCo, being substituted in place of CWC as the issuer in respect of the Sterling Bonds of each series with effect from Completion of the Transaction, with the benefit of a Cable & Wireless guarantee. In the event that the Sterling Bond Proposals are approved by the requisite majority of the Sterling Bondholders and become unconditional in relation to either series of the Sterling Bonds, Cable & Wireless has also agreed that it will provide the Sterling Bondholders of the relevant series with an opportunity (in addition to their put rights) to realise their investment by selling their Sterling Bonds to Cable & Wireless or a subsidiary of Cable & Wireless for a cash sum based upon the gross redemption yield of the relevant reference gilt referred to in the terms and conditions of the relevant series of Sterling Bonds. Had such opportunity been available on 4 February 2000 (the latest practicable date prior to the printing of the documents posted yesterday), Cable & Wireless would have offered to purchase the Sterling Bonds on the following basis (in each case excluding any accrued interest):

(UK Pound) 300,000,000 7.125 per cent.
Bonds due 2005 (UK Pound) 1,031.36 per (UK Pound) 1,000 held

(UK Pound) 200,000,000 7.375 per cent.
Bonds due 2017 (UK Pound) 1,239.11 per (UK Pound) 1,000 held

If sufficient Sterling Bonds of either series are sold to Cable & Wireless or a subsidiary of Cable & Wireless, it is the intention of Cable & Wireless to procure the redemption of all remaining Sterling Bonds of the relevant series pursuant to a right of redemption set out in the Sterling Bond Proposals.

The Sterling Bond Proposals are to be considered at separate meetings of the Sterling Bondholders of each series convened for 14 March 2000 and will, if approved by an Extraordinary Resolution of the Sterling Bondholders of the relevant series and on becoming fully unconditional, result in certain other modifications to the Sterling Bonds of each series, as described in the documents posted yesterday.


10.   CURRENT TRADING STATEMENTS


Set out in the documents posted yesterday are the following statements regarding current trading of Cable & Wireless and CWC:

Cable & Wireless

"The interim results of the Cable & Wireless Group for the six months ended 30 September, 1999 were announced on 10 November, 1999. In his statement, Graham Wallace, Cable & Wireless Group Chief Executive, stated that 1999 was a year of major transformation for Cable & Wireless which was reflected in the Cable & Wireless Group's half- year results.

Cable & Wireless's results were affected by the extensive network investment programme and revenue investments, by continuing economic and competitive pressures in Hong Kong and by lower profits from CWC due to price competition, increased investment in service and the increased proportion of sales from the International & Partner Services Division.

The Cable & Wireless Group achieved strong revenue growth up by 25 per cent., despite continuing pressure on prices in all sectors. This reflected the Group's strategic focus, as revenues from business data services have risen by 35 per cent. and 75 per cent. of the revenues from continuing businesses are from the business market. The Cable & Wireless Group also achieved increases in volumes in all markets and there have been strong performances in Cable & Wireless Optus and the Cable & Wireless Group's operations in Panama and the Caribbean.

Since the interim statement, the Cable & Wireless Group has performed in line with the Directors' expectations."

CWC

"The digital roll-out continues in line with expectations. CWC has now taken 100,000 digital orders and has installed around 77,000 digital customers of which most are enjoying the benefits of interactive services, including email and web access.

As outlined in CWC's interim report on the financial results for the six months ended 30 September 1999, CWC is now at a crucial stage in the implementation of Network 2000, the programme to upgrade CWC's network to SDH technology, which will realise significant additional capacity and improved reliability. During the second half of this financial year a significant proportion of CWC's engineering effort is dedicated to integrating this capacity into the network; however, this prioritisation is providing a considerable constraint to short term business and wholesale revenue growth. After excluding revenues relating to MC Mobile Services Limited, which was disposed of in the first half, like for like revenues in the second half are not expected to be significantly higher than last year. Taking into account the impact of the digital launch, for which the substantial majority of costs are in the second half of the year, EBITDA in the second half will be materially below the first half level.

It is expected that second half loss before tax will be greater than the first half loss.

As Network 2000 moves towards a more advanced stage of completion in the first half of the next financial year, capacity will again be available which will ensure CWC is well placed to achieve high levels of growth in data and IP services. In the event that Completion does not occur when expected, the CWC Group might need to seek additional equity finance or additional or replacement debt finance in order to meet its capital expenditure and other expansion requirements.

Within CWC DataCo, there are indicators of impairment in respect of certain tangible fixed assets relating to the provision of voice telephony and leased products. Management undertook an impairment review as at 30 September 1999 and identified that the estimated value in use of these assets fell short of their net book value by (UK Pound) 635 million which was recorded in the interim consolidated results of Cable & Wireless for the period then ended. However, in accordance with applicable accounting standards, no impairment has been recognised in the CWC Group since the net realisable value of these assets is underpinned by the disposal of CWC DataCo to Cable & Wireless under the Transaction. In the event that the net realisable value of these assets, as determined by market conditions, fell below their net book value, an impairment would be recognised in the CWC Group."


11.   CWC ADRs

CWC has sent documents to the depositary (Citibank, S.A.) of the CWC ADRs yesterday. The depositary will make such documents available to holders of CWC ADRs and intends to solicit voting instructions from such holders. Holders of CWC ADRs should contact Citibank S.A. for further information. Upon Completion of the Transaction CWC ADS holders will receive, in exchange for the CWC Shares underlying their ADSs, shares of Cable & Wireless, in the form of Cable & Wireless ADSs, and NTL Shares and cash.


12.   BCM NOTES AND CWC SHARE OPTION SCHEMES

Proposals to BCM Noteholders and holders of options under the CWC Share Option Schemes were also posted yesterday.

13.   RECOMMENDATIONS


A. Cable and Wireless Communications


CWC Directors who are also directors or employees of Cable & Wireless may have a conflict of interest in relation to the Cable & Wireless Acquisition. As a result, they have not taken part in discussions of the CWC Board relating to the Cable & Wireless Acquisition.


(a) Cable & Wireless Acquisition


Sir Bryan Carsberg, Valerie Gooding, Jack Keenan, John Killian and Frederic Salerno (the "CWC Independent Directors"), who have been so advised by Credit Suisse First Boston, consider the terms of the Cable & Wireless Acquisition to be fair and reasonable so far as CWC Shareholders as a whole are concerned. Additionally, the CWC Independent Directors believe that the Cable & Wireless Acquisition is in the best interests of CWC Shareholders as a whole and, accordingly, recommend that CWC Shareholders vote in favour of the Scheme (at the Court Meeting) and in favour of the resolutions to amend CWC's articles of association and approve the Transaction (at the CWC Extraordinary General Meeting). Frederic Salerno and John Killian were appointed to the CWC Board by Bell Atlantic. Bell Atlantic has certain contractual rights pursuant to, inter alia, the Transaction Agreement and the Bell Atlantic Subsidiaries are regarded as a separate class for the purposes of the Court Meeting and are not therefore entitled to vote as Independent CWC Shareholders at such meeting.


(b) NTL Acquisition


The CWC Directors, who have been so advised by Credit Suisse First Boston, consider the terms of the NTL Acquisition to be fair and reasonable so far as CWC Shareholders as a whole are concerned. Additionally, the CWC Directors believe that the NTL Acquisition is in the best interests of CWC Shareholders as a whole and, accordingly, recommend that CWC Shareholders vote in favour of the Scheme (at the Court Meeting), and in favour of the resolutions to amend CWC's articles of association and approve the Transaction (at the CWC Extraordinary General Meeting).


(c) The Acquisitions


Those CWC Directors who have beneficial interests in CWC Shares intend to vote in favour of such resolutions in respect of their own such interests, which amount in aggregate to 391 CWC Shares and 294 CWC ADSs. Those Cable & Wireless group companies and Bell Atlantic group companies who hold shares in CWC all support the Transaction and have undertaken to vote in favour of those resolutions on which they are entitled to vote.


In providing advice to the CWC Directors and the CWC Independent Directors, Credit Suisse First Boston has taken into account the commercial assessments of the CWC Directors. Neither the CWC Directors nor Credit Suisse First Boston have taken into account the separate interests of particular shareholders, including Cable & Wireless which has received its own financial advice in relation to the Transaction.


Due to certain provisions of the Transaction Agreement, which restate and replace certain provisions of the exclusivity agreement entered into between Cable & Wireless and NTL on 18 July 1999, details of which are included in the documents posted yesterday, the only proposal that can be put to CWC Shareholders (other than that from Cable & Wireless) at this time with the support of Cable & Wireless, CWC's majority shareholder, is that from NTL. The CWC Directors and the CWC Independent Directors, in taking their respective decisions, and Credit Suisse First Boston, in giving its advice, have taken this into account.

B. NTL


In a proxy statement mailed to NTL stockholders yesterday (a copy of which has also been sent to CWC shareholders), the NTL board of directors unanimously recommended that the NTL stockholders vote in favour of the issue of NTL shares to CWC shareholders and to France Telecom, for the reasons set out in that proxy statement.


C. Cable & Wireless


The directors of Cable & Wireless, who have received financial advice from Greenhill & Co., consider that the Transaction and the resolutions to be considered at the Cable & Wireless Extraordinary General Meeting are in the best interests of Cable & Wireless and Cable & Wireless shareholders as a whole. In providing financial advice to the directors of Cable & Wireless, Greenhill & Co. has placed reliance upon the Cable & Wireless directors' commercial assessment of the Transaction.


The directors of Cable & Wireless unanimously recommend that Cable & Wireless shareholders vote in favour of the resolutions to be put to the Cable & Wireless Extraordinary General Meeting. The directors of Cable & Wireless intend to vote in favour of the resolutions at the Cable & Wireless Extraordinary General Meeting in respect of their own beneficial holdings.

Enquiries
Cable & Wireless
Chris Tyler, Investor Relations            0171 315 4460
Susan Cottam, Media                        0171 315 4410
Peter Eustace, Media                       0171 315 4495

NTL
John Gregg                                 0171 909 2000
Richard J. Lubasch                         +1 212 906 8470
Alison Smith                               01252 402662
Edward Bickham                             0171 413 3050
Dominic Shales                             0171 413 3142

Morgan Stanley Dean Witter                 0171 425 5000
(advisers to NTL)
Paulo Pereira
John Krumins

CWC
Samantha Ashworth, Investor Relations      0171 674 5303
Roy Payne, Media                           0171 674 5387
Caroline Keppel-Palmer, Media              0171 674 5416

Greenhill & Co.                            0171 440 0400
(advisers to Cable & Wireless)
James Lupton
David Wyles

Merrill Lynch                              0171 628 1000
(advisers to CWC)
Bob Wigley
Richard Snow

CSFB                                       0171 888 8888

(advisers to the CWC Independent Directors in respect of the Cable & Wireless Acquisition and advisers to the CWC Directors in respect of the NTL Acquisition) Michael Harrison

Greenhill & Co. International Limited ("Greenhill & Co."), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to Cable & Wireless in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than Cable & Wireless for providing the protections afforded to customers of Greenhill & Co. or for providing advice in relation to the Transaction.

Morgan Stanley & Co. Limited ("Morgan Stanley Dean Witter"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to NTL in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than NTL for providing the protections afforded to customers of Morgan Stanley Dean Witter or for providing advice in relation to the Transaction.

Merrill Lynch International ("Merrill Lynch"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to CWC in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than CWC for providing the protections afforded to customers of Merrill Lynch or for providing advice in relation to the Transaction.

Credit Suisse First Boston (Europe) Limited ("CSFB"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to the independent directors of CWC in relation to the Cable & Wireless Acquisition and directors of CWC in relation to the NTL Acquisition and to no one else and will not regard any other person as its customer or be responsible to any one other than the independent directors of CWC and the directors of CWC for providing the protections afforded to customers of CSFB or for providing advice in relation to the Transaction.

                                   APPENDIX 1

                               A. Profit Forecast

Included within the announcement of CWC's preliminary statement of results for the year ended 31 March 1999, which was issued on 5 May 1999, was a profit forecast statement by the CWC Directors which was withdrawn in conjunction with the issue of CWC's interim results for the six months ended 30 September 1999 on 10 November 1999.

Included in this press announcement and within paragraph 1 of Part D of Appendix 8 of the CWC circular to Shareholders is a statement that:

"It is expected that second half loss before tax will be greater than the first half loss loss"

This statement is a profit forecast by the CWC Directors ("the CWC Profit Forecast Statement") pursuant to Rule 28.6(a) of the City Code on Takeovers and Mergers and replaces any profit forecasts previously made. It is also a profit forecast statement under the Listing Rules of The London Stock Exchange which replaces and updates the statement withdrawn on 10 November 1999.

The bases and assumptions underlying the CWC Profit Forecast Statement are set out in paragraph B of this Appendix.


B. Bases and assumptions underlying the CWC Profit Forecast Statement

1. The CWC Profit Forecast Statement has been made by reference to the unaudited management accounts for the nine month period ended 31 December 1999 and the Directors' forecast for the remaining three months of the year to 31 March 2000.

2. The accounting policies used in preparing the CWC Profit Forecast Statement are consistent with those used by the CWC Group in preparing its interim results for the six months ended 30 September 1999 which were those used in preparing its statutory accounts for the year ended 31 March 1999 as amended to reflect the provisions of FRS 15 - Tangible Fixed Assets.

3. The following principal assumptions have been taken into account in preparing the underlying profit forecast:

a. Factors which the CWC Directors may be able to influence

     (i) there will be no significant changes in trading relationships with suppliers or customers;

     (ii) there  will  be  no  significant   changes  to  the  digital  roll-out
          programme;

     (iii) there will be no significant changes in wage rates or other costs;

     (iv) there will be no factors that indicate the impairment of any of the tangible fixed assets of CWC Group which would require a charge to the profit and loss account;

     (v) there will be no change in the assessment of the useful economic lives of CWC's tangible fixed assets;

     (vi) there will be no significant computer hardware, software or other automated process problems in respect of the Year 2000 problem (commonly referred to as the Millennium Bug) that will interrupt the business of the CWC Group or impact its customers or suppliers;

     (vii)there will be no reorganisation, restructuring or further change in the composition of the CWC Group and no further acquisitions or disposals will be undertaken prior to 31 March 2000.

b. Factors which are outside the influence of the CWC Directors

     (i)  interest rates will not change materially;

     (ii) there will be no significant changes in exchange rates during the remainder of the financial year;

     (iii) there will be no change in United Kingdom accounting standards; and

     (iv) there will be no material changes in the economic, regulatory or political environments in which the CWC Group operates.

                                   APPENDIX 2

                                   DEFINITIONS

The following definitions apply throughout this document, unless the context requires otherwise:


"Acquisitions"                     the Cable & Wireless Acquisition and the NTL Acquisition

"Bell Atlantic"                    Bell Atlantic Corporation

"Bell Atlantic Subsidiaries"       Bell  Atlantic  Network  Systems  Company,  a Delaware  corporation,  and Bell
                                   Atlantic Holdings Limited,  Bell Atlantic  (Bermuda) Holdings Limited and Bell
                                   Atlantic Network Systems (Bermuda) Limited,  each incorporated in Bermuda, all of which are wholly-owned subsidiaries of Bell Atlantic

"business day"                     a day on  which  the  London  Stock  Exchange  and  NASDAQ  are  open  for the transaction of business

"C&W (UK) Holdings"                Cable & Wireless (UK) Holdings plc

"C&W (UK) Holdings Shareholder"    a holder of C&W (UK) Holdings Shares

"C&W (UK) Holdings Shares"         ordinary shares of 100p each in the capital of C&W (UK) Holdings

"Cable & Wireless"                 Cable and Wireless plc and, where the context so requires, C&W Cable Limited

"Cable & Wireless Group"           Cable & Wireless and its subsidiary and associated undertakings

"Cable & Wireless Shares"          ordinary shares of 25p each in the capital of Cable & Wireless

"Completion"                       completion of the Transaction in accordance with the Transaction Agreement

"Companies Act" or the "Act"       the Companies Act 1985, as amended

"Court"                            the High Court of Justice in England and Wales

"Court Meeting"                    the  meeting of the  Independent  CWC  Shareholders  convened  by order of the
                                   Court  pursuant  to section  425 of the  Companies  Act to  consider  and,  if thought fit, approve the Scheme, including any adjournment thereof

"Credit Suisse First Boston" or    Credit Suisse First Boston (Europe) Limited

"CSFB"

"CWC ADRs"                         CWC American Depositary Receipts, evidencing CWC ADSs

"CWC ADSs"                         CWC American Depositary Shares, each representing five CWC Shares and evidenced by CWC ADRs

"CWC Extraordinary General         the meeting of CWC Shareholders
Meeting"

"CWC Group"                        CWC and its subsidiary undertakings and Cable & Wireless Communications
                                   (South Hertfordshire) Limited

"CWC Holdings"                     Cable & Wireless Communications (Holdings) plc

"CWC Holdings Capital Reduction    the record time for the issued share capital of CWC Holdings for the purposes
Record Time"                       of the CWC Holdings Capital Reduction which is expected to be  6.00 p.m. on
                                   11  April 2000

"CWC Holdings Share Issue"         the issue of CWC Holdings Shares pursuant to the Scheme

"CWC Holdings Shareholders"        holders of CWC Holdings Shares

"CWC Holdings Shares"              ordinary  shares of 800p each (or the lower nominal amount  resulting from the
                                   CWC Holdings Capital Reduction) in the capital of CWC Holdings

"CWC Shareholders"                 holders of CWC Shares

"CWC Shares"                       ordinary shares of 50 pence each in the capital of CWC

"Dealings Record Time"             6.00 p.m. on the business day immediately prior to the Scheme Effective Date

"EASDAQ"                           European Association of Securities Dealers Automated Quotation

"EBITDA"                           earnings before net interest expense, taxation, depreciation and amortisation

"France Telecom"                   France Telecom, S.A.

"France Telecom Investment         the  investment  agreement  dated 26 July 1999 between NTL and France  Telecom
Agreement"                         (as amended)  whereby France Telecom has agreed to subscribe,  inter alia, for
                                   NTL  Shares  and  shares  of  NTL's  5.0 per  cent.  Cumulative  Participating
                                   Convertible  Preferred  Stock,  Series B, having an aggregate  stated value of
                                   (UK Pound) 2,800,000,000

"Independent CWC Shareholders"     holders of Scheme  Shares  other than Cable & Wireless  and the Bell  Atlantic
                                   Subsidiaries

"Mercury"                          Cable & Wireless Communications (Mercury)

"Merrill Lynch"                    Merrill Lynch International

"Mix and Match Election Form"      the form of election for use in connection with the Mix and Match Facility

"Morgan Stanley Dean Witter"       Morgan Stanley & Co. Limited

"NASDAQ"                           the Nasdaq National Market

"new Cable & Wireless Shares"      up to  327,992,149  new Cable & Wireless  Shares  (subject  to  adjustment  in accordance  with the  provisions  of the  Transaction  Agreement) to be issued pursuant to the Transaction

"new NTL Shares"                   up to 84,979,679 new NTL Shares  (subject to adjustment in accordance with the provisions of the Transaction Agreement)

"NTL"                              NTL  Incorporated  or,  upon  the  CWC  Holdings  Capital   Reduction  becomes
                                   effective, NTL Holdings (save where the context otherwise requires)

"NTL Acquisition Stockholder       the  resolution  of holders of NTL Shares to approve  the issue of the new NTL
Approval"                          Shares to CWC Holdings Shareholders

"NTL Board" or "NTL Directors"     the directors of NTL

"NTL Holdings"                     NTL Holdings Incorporated

"NTL shareholders"                 holders of NTL Shares

"NTL Shares"                       shares of NTL Common Stock,  par value US$0.01 per share or, if the context so admits, shares of NTL Holdings Common Stock, par value US$0.01 per share

"Order"                            the order of the Court  sanctioning the Scheme and confirming the cancellation of the Scheme Shares

"Panel"                            the Panel on Takeovers and Mergers

"parties"                          the parties to the  Transaction  Agreement,  being Cable & Wireless,  NTL, CWC and Bell Atlantic, except where the context otherwise admits

"Scheme Effective Date"            the date on which the Scheme becomes effective in accordance with its terms

"Secretary of State"               the Secretary of State for Trade and Industry

"Sterling Bondholders"             holders of the Sterling Bonds

"Transaction Agreement"            the restated  agreement between Bell Atlantic,  Cable & Wireless,  CWC and NTL dated as of 26 July 1999  providing for the  Transaction  to be implemented on the terms set out therein

"United Kingdom" or "UK"           the United Kingdom of Great Britain and Northern Ireland

"United States" or "US" or "USA"   the  United  States of America  (including  the  District  of  Columbia),  its territories  and  possessions,  any state of the United  States of America and all other areas subject to its jurisdictions

"US Securities Act"                the US Securities Act, 1933 (as amended)

"Yankee Bonds"                     the US$750,000,000  6.375 per cent. Notes due 2003,  US$650,000,000  6.625 per cent.  Notes due  2005,  US$400,000,000  6.750  per  cent.  Notes due 2008 and
                                   US$700,000,000 6.75 per cent. Notes due 2008

"Yankee Bondholders"               holders of Yankee Bonds

"$", "US$", "USD" or "US dollar"   United States dollars, the lawful currency of the United States of America

"pounds sterling"                  pounds sterling, the lawful currency of the United Kingdom